Exhibit 99.2

PROXY

SANTA MARIA ENERGY HOLDINGS, LLC

2811 Airpark Drive

Santa Maria, California 93455

SPECIAL MEETING OF UNITHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS

OF SANTA MARIA ENERGY HOLDINGS, LLC

The undersigned appoints David Pratt and Beth Marino, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, for the undersigned in connection with the Special Meeting of Unitholders (the “Special Meeting”) of Santa Maria Energy Holdings, LLC (“Santa Maria Energy”) to be held on                         , 2014, or any postponement or adjournment thereof. The undersigned hereby authorizes each of such proxies to represent the undersigned at the Special Meeting and to vote, as designated on the reverse side, all Santa Maria common units which are held of record by the undersigned on the record date for the Special Meeting.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE MERGER PROPOSAL, THE ADJOURNMENT PROPOSAL AND THE MERGER-RELATED COMPENSATION PROPOSAL IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS UNITS SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2 and 3. THE SANTA MARIA ENERGY BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

SANTA MARIA ENERGY MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE SANTA MARIA ENERGY BOARD OF MANAGERS.

(Continued and to be dated and signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED BELOW. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS NUMBERED 1, 2 AND 3 BELOW. THE BOARD OF MANAGERS OF SANTA MARIA ENERGY HOLDINGS, LLC (“SANTA MARIA ENERGY”) UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF SUCH PROPOSALS.

1.	MERGER PROPOSAL - To adopt, and approve the transactions contemplated by, the Merger Agreement, dated as of November 27, 2013, among Hyde Park, HPAC Merger Sub, Santa Maria Energy, SME Merger Sub and Santa Maria Energy Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	ADJOURNMENT PROPOSAL - To adopt a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the merger proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	MERGER RELATED COMPENSATION PROPOSAL – To cast an advisory (non-binding) vote to approve certain compensation that may be paid or become payable to Santa Maria Energy’s named executive officers in connection with the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the unitholder is a corporation, please sign in the full name of such corporation by an authorized officer. If the unitholder is a partnership or limited liability company, please sign in the full name of such entity by an authorized person.